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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of the Form S-4 Registration Statement for the registration of $140,000,000 of 9.25% Exchange Notes due 2006.

                                                             Arthur Andersen LLP

May 4, 1998,
Orlando, Florida